EXHIBIT 10.37
                             PARTICIPATION AGREEMENT

THIS AGREEMENT is made as of this 22nd day of January, 2004. BETWEEN:

(1) ALADDIN MIDDLE EAST LTD ('AME'), a corporation organized and existing under the laws of the State of Delaware in the U.S.A., having offices in the city of Ankara and in the city of Wichita, Kansas, which is the designated Operator of all Sayer Group Consortium Exploration Licenses and Production Leases in Turkey, ERSAN PETROL SANAYII A.S. ('ERSAN'), a corporation existing under the laws of the Republic of Turkey, having its head office in the city of Ankara, TRANSMEDITERRANEAN OIL COMPANY LTD. ('TMO'), a corporation existing under the laws of the British Columbia, Canada, having head office in the city of Vancouver, Canada, GUNEY YILDIZI PETROL URETIM SONDAJ MUTEAHHITLIK ve TICARET A.S. ('GYP'), a corporation existing under the laws of the Republic of Turkey, having head office in the city of Adiyaman (hereinafter collectively referred to as the SAYER GROUP CONSORTIUM ('SGC')); and

(2) AVENUE ENERGY INC., a corporation organized and existing under the laws of the State of Delaware in the U.S.A., having offices at Sherman Oaks, CA, USA at 15303 Ventura Blvd., 9th Fl. Sherman Oaks, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia, (hereinafter referred to as 'Avenue'); and

(3) MIDDLE EAST PETROLEUM SERVICES LIMITED a corporation organized and existing under the laws of the Isle of Man, United Kingdom, having its registered office at Norton House, Farrants Way, Castletown, Isle of Man, 1M9 INR, British Isles and its representative office at Level 1, 30 Patrick Street, Hobart 7000, Tasmania, Australia (hereinafter referred to as 'MEPS').

RECITALS:

(A) On 14 November 2002 the Parties entered into a Farmin and Participation Agreement dated 14 November 2002 (as amended by amending agreements dated 20 December 2002 and 31 July 2003, and as supplemented by Memorandum of Understanding between the parties dated 22 May 2003, the 'FPA').

(B) Pursuant to the FPA, Avenue holds a 45% Participating Interest in each of the Tosun Licence and the Karakilise Licence and has validly exercised the options granted to it under clause 5 of the FPA (the "Kahta Option"), clause 6.1 of the FPA (the 'Clause 6.1 Option'), and clause 6.6(c) of the FPA (the 'Tethys Option').

(C) Pursuant to the terms of the FPA, AME holds in trust for MEPS a 10% Participating Interest in both the Tosun Licence and the Karakilise Licence, and at closing of the Clause 6.1 Option is required to hold in trust for MEPS a 10% Participating Interest in the Licenses the subject of the Clause 6.1 Option, and at closing of the of the Kahta Option is required to hold in trust for MEPS a 10% Participating Interest in the Avenue Kahta Wells and (as modified by this Agreement) the Kahta Lease and pursuant to .Clauses 6.3 and 7.6 of the FPA AME is required to hold in trust for MEPS a 10%

         Participating interest in Future License Applications (the Participating Interests so held, or to be held, in trust for MEPS, (which, for the avoidance of doubt MEPS was not required to fund the Joint Operating Expenses in relation to such Participating Interests), being referred to herein as the 'MEPS Carried Interests').

(D)      The Parties wish to record their agreement regarding, inter alia:

         (a) the entering into of a Joint Operating Agreement in relation to the Karakilise License;

         (b) the procedures for closing of the Clause 6.1 (a) Option and the Tethys Option;

         (c) the replacement of the MEPS Carried Interests with the MEPS Royalty Interest; and

         (d) the amendment and restatement of the Joint Operating Agreement relating to the Tosun License; and

         (e)      the termination of the FPA.

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         NOW, THEREFORE, for and in consideration of the terms, conditions and covenants herein set forth, the Parties agree as follows:

1.       Definitions and interpretation

         1.1      Definitions

         In this Agreement:

         Affiliate means, with respect to any Person, any other Person that (a) owns or controls the first Person, (b) is owned or controlled by the first Person, or (c) is under common ownership or control with the first Person, where 'own' means a direct or indirect ownership of more than 50% of the equity interests or rights to distributions on account of equity of the Person and 'control' means the direct or indirect power to direct the management or policies of the Person, whether through the ownership of voting securities, by contract, or otherwise.

         Application means an application for an Exploration License or Production Lease made under and in accordance with the Petroleum Law.

         Avenue Kahta Wells has the meaning specified in clause 3.2(a).

         Clause 6.1 Option has the meaning specified in recital B.

         Communication has the meaning specified in clause 15.1.

         Encumbrance means a lien, claim, encumbrance, security interest, option, charge or restriction of any kind, but excludes the ERSAN Royalty Interest and the MEPS Royalty Interest.

         ERSAN Royalty Interest means the right of ERSAN to a 2.5% overriding royalty interest in petroleum produced from the Exploration Licenses, (except for the Tethys Licenses where the overriding royalty is proportionately reduced to the SGC and Avenue Participating Interests and does not burden Tethys' Participating Interest), and other than the Gercus Licenses).

         Excluded Areas means all areas within, or within three kilometres of, the boundary of the areas covered by:

         (a) Zeynel & Nemrut Fields: Petroleum District XII Gaziantep, Production Lease No: ARI/AME-TMO/3170-3215;

         (b) South Mardin: Petroleum District XI, Diyarbakir, Exploration Licenses No: AR/AME-SEC/ 3730, 3731, 3732, 3733, 3763, 3764,
                  3765, 3766 and 3767; and

         (c) Bulgurdao Field: Petroleum District XIV Adana, Production Lease No: IR/EPS/723 & 724.

         Exploration License means a License issued under the Petroleum Law and conferring on the holder the rights set out in Article 50 of the Petroleum Law.

         FPA has the meaning specified in recital A.

         Gercus Licenses means Exploration Licenses AR/EPS-GYP 3749 and 3750 in Petroleum District X, Siirt in the Republic of Turkey.

         Gercus Royalty Interest means the royalty arrangement with HOS GeoConsult GmbH in the amount of a 3% overriding royalty in respect of the Gercus Licenses.

         GDPA means the General Director of Petroleum Affairs of the Republic of Turkey, or the holder from time to time of any successor or additional governmental office the consent of whom is required under the Petroleum Law (or any regulations or other subordinate legislation issued pursuant to or under authority of the Petroleum Law) in relation to the registration of a Petroleum Rights Holder and the transfer of an interest in an Exploration License or a Production Lease.

         Joint Operating Agreement means an agreement between the Participants in respect of any one or more SGC Interests relating to the conduct of the Joint Operations in relation to and the ownership of those SGC Interests.

         Joint Operating Expenses means all of the expenses incurred by the Operator and/or the Participants (or any of them) in connection with the Joint Operations, including but not limited to geological, geophysical, engineering and other studies, Exploration License fees and rentals, seismic, landsat or other studies, drilling, workover and development, pipelines tank farms and any other capital costs, to the

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         extent those expenses are properly borne by or chargeable to the
         Participants in the relevant Joint Operations (or any of them) under the terms of this Agreement or the applicable Joint Operating Agreement.

         Joint Operations means, in relation to any SGC Interest, all operations conducted by, for or on behalf of the Participants in that SGC Interest and in accordance with this Agreement and (when in effect) the Joint Operating Agreement, or any development program and budget plan thereunder.

         Kahta Lease has the meaning specified in clause 3.1.

         Karakilise License means each of Exploration Licenses
         AR/AME-EPS-AVE/2674, 2677 and 2678 in Petroleum District XI - Diyarbakir in the Republic of Turkey.

         MEPS Carried Interest has the meaning specified in recital C.

         MEPS Royalty Interest means the 5% overriding royalty interest granted to MEPS pursuant to clauses 2, 3, and 4 hereof which, in the case of the Tethys Licenses, such 5% overriding royalty interest shall be proportionately reduced in such Tethys Licenses, such that the interest held by Tethys from time to time pursuant to the terms of a Participation Agreement dated November 7, 2003 between Tethys and SGC shall not be burdened by the MEPS Royalty Interest, which burden shall only apply to the interests held by Avenue and the relevant SGC companies in such Tethys Licenses.

         Net Pre-tax Revenue means sales receipts (net of witholdings and deductions at source and excluding VAT (if any), but before income or corporate tax calculated and chargeable by reference to individual Participants), less:

         (a) royalties or similar payments made or due to the Government or under the ERSAN Royalty Interest and the MEPS Royalty Interest in respect of such sales or related production; and

         (b) operating costs incurred by the Operator and/or the relevant Participants (or any of them) in connection with the production of those receipts (as determined in accordance with the applicable Joint Operating Agreement, but including production and transportation charges, commissions, salaries, fees and expenses chargeable to the joint account of the relevant Participants).

         Nominated Affiliate means, in relation to a Party, any Affiliate of that Party designated by notice from that Party to the other Parties as the Person to whom, at closing of an acquisition of a Participating Interest under this Agreement, the relevant Participating Interest is to be transferred, or on behalf of whom its is to be held by AME, pursuant to this Agreement.

         Operator means the operator of the Joint Operations on behalf of the Participants (subject to the provisions of the applicable Joint Operating Agreements, the Operator shall be AME).

         Participants means, in relation to a particular SGC Interest:

         (a) the Persons who from time to time are registered with the GDPA as the holders of that SGC Interest; and

         (b) in respect of the period between closing of an acquisition by Avenue of an interest in that SGC Interest and the registration of Avenue as a licensee in respect of that SGC Interest, where the context so admits, Avenue.

         Participating Interest means, in relation to an SGC Interest, an undivided interest (expressed as a percentage) in that SGC Interest, and in all rights, interests, obligations and liabilities attaching thereto or arising from the conduct of the Joint Operation in relation to that SGC Interest (including geological and geophysical data resulting from such Joint Operations and all wells resulting from such Joint Operations).

         Party or Parties means any party to this Agreement or all of them, as the context requires, and includes their respective successors and permitted assigns.

         Person includes any individual, corporation, company, partnership (general or limited), business trust, or other governmental or non-governmental entity or association.

         Petroleum Law means Petroleum Law No.6326 of the Republic of Turkey, as amended from time to time (including but not limited to Laws No. 6558, 6987, 1702, 2217 and 2208), Petroleum Regulations promulgated thereafter under Government Decree 89/14111 published with the Official Gazette on July 17th 1989 issue no: 20224 as amended from time to time

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         and the Petroleum Marketing Law No. 5015, enacted on December 4, 2003 and published in the Official Gazette, No. 25322, on December 20, 2003.

         Petroleum Right Holder means a Person registered under and in accordance with the Petroleum Law as a petroleum right holder.

         Production Lease means a lease issued under the Petroleum Law and conferring on the holder the rights set out in Article 60 of the Petroleum Law.

         SGC Interests means each of:

         (a)      the Tosun License;

         (b)      the Karakilise License;

         (c)      the Kahta Lease (in relation to the Avenue Kahta Wells);

         (d) each of the other Exploration Licenses and Production Leases listed in Schedule 'A' to the FPA; and

         (e) the Exploration Licenses issued pursuant to any Application which is the subject of clause 4.2.

         SGC Participants means, in relation to an SGC Interest, each of the Participants in that SGC Interest which is a member of SGC.

         Tethys Option has the meaning specified in recital B.

         Tosun License means Exploration License AR/AME-EPS-AVE/3462 in Petroleum District XII, Gaziantep in the Republic of Turkey.

         United States and US means the United States of America.

         VAT means value added tax applicable to the provision of goods and services according to the Value Added Tax Law No. 3065 published in the Turkish Official Gazette No. 18563 dated 2 November 1984 and the Counsel of Ministers' Decrees issued under the same Law.

         Withholding Tax means the withholding from the petroleum exploration and production revenues in accordance with Council of Ministers Decree No. 93/5147 published in the Turkish Official Gazette No. 21805(R) dated 30 December 1993 as may be amended and any other withholding that may be applicable to this Agreement or the Joint Operating Agreement, the activities and payments thereunder or hereunder or the parties hereto or thereto.

         1.2      Interpretation

         In this Agreement, unless otherwise specified:

         (a) references to clauses or Schedules are to clauses of or Schedules to this Agreement;

         (b) headings are inserted for convenience only and shall not affect the construction of this Agreement;

         (c) references to any gender include all others if applicable in the context;

         (d)      all uses of include or including mean without limitation;

         (e) references to a contract, agreement, or other document mean that contract, agreement, or document as amended, modified, or supplemented, if applicable, from time to time;

         (f) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, from time to time, amended, modified or re-enacted;

         (g) references to times of the day or a day are to the time or (as the case may be) day in the State of California, USA;

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         (h)    where an obligation is expressed to be assumed by more than one
                Party, those Parties shall be liable jointly and severally in respect of that obligation;

         (i) an Option shall be taken to have `lapsed' if the final date permitted under the terms of this Agreement for exercise of that Option has passed and the Option has not been exercised in accordance with this Agreement;

         (j) references to Avenue taking or having taken any action, or making or having made any payment, in relation to or to its interest in an SGC Interest shall, where Avenue has notified a Nominated Affiliate in relation to that SGC Interest, be taken to refer to that Nominated Affiliate; and

         (k) references to an Exploration License include any Production Lease granted to or at the request of the holders of that Exploration License pursuant to the terms of that Exploration License or the Petroleum Law (as applicable to that Exploration License or the holders thereof).

2.       Closing

         2.1      Date and time for closing

         Closing under clause 2.2 shall occur immediately following the execution and delivery of this Agreement by all of the Parties, or on such other date or at such other time as the Parties may agree.

         2.2      Obligations at closing

                  (a) Closing of the Clause 6.1 Option shall occur in accordance with clause 7 of the FPA, provided that:

                           (i) the Joint Operating Agreements to be entered into by the relevant Participants in relation to the SGC Interests the subject of the Clause 6.1 Option shall be in form attached hereto as Schedule B;

                           (ii)     Avenue shall be transferred a 50%
                                    Participating Interest, rather than a 45%
                                    Participating Interest, in each such SGC
                                    Interest, subject to the Ersan Royalty
                                    Interest, the MEPS Royalty Interest and the
                                    Tethys Option; and

                           (iii) for the purposes of the FPA (including clause 7) and this Agreement (including this paragraph (a) and clause 2.3 below), the SGC Interests the subject of the Clause 6.1 Option shall be deemed to include Exploration Licenses AR/EPS/3700, 3701, 3702, 3703, 3704 and 3705 in Petroleum
                                    District XVII-Izmir, which shall cease to be the subject of the Tethys Option; and

                           (iv) for the avoidance of doubt, the payment of Three Hundred Fifteen Thousand Dollars (US$315,000) to AME (on behalf of SGC) with respect to the transfer -of a 50% Participating Interest in relation to the SGC Interests referred to in paragraphs (a)
                                    (ii) and a (iii) hereof; and

                           (v) Contemporaneously with and subject to closing of the acquisition by Avenue or its Nominated Affiliate of a Participating Interest the SGC Licenses pursuant to this clause 2.2, the Participants holding Participating Interests in such SGC License hereby grant to MEPS a 5% overriding royalty interest in such SGC Licenses which interest MEPS is receiving as full consideration for its transfer and assignment back to Avenue and the respective member of SGC all of MEPS Carried Interest in each such SGC License reflected in Schedule A; and

                           (vi) If, at the time when paragraph (a) (v) above would require the grant of an overriding royalty interest to MEPS, MEPS is not a Petroleum Right Holder, ERSAN shall be granted the overriding royalty interest to hold in trust for MEPS until such time as MEPS becomes a Petroleum Right Holder and the relevant overriding royalty interest is transferred to it.

                  (b) closing of the Tethys Option shall occur in accordance with clause 2.3 (which shall apply to such closing to the exclusion of the corresponding provisions of the FPA);

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                  (c)      AME and ERSAN shall transfer to Avenue one-half of
                           the 10% Participating Interest presently held by them in trust for MEPS in each of the Tosun License and the Karakilise License, so that Avenue shall hold a 50% Participating Interest in each such SGC Interest, subject to the Ersan Royalty Interest, the MEPS Royalty Interest and the Tethys Option; and

                  (d) Avenue, AME and ERSAN shall enter into an amended and restated Joint Operating Agreement in relation to the Tosun License in the form attached as Schedule B hereto.

         2.3      Tethys Option

                  SGC entered into a Participation Agreement with Tethys on November 7, 2003, in accordance with the FPA, covering AR/TMO-EPS-GYP/ 3794 AND 3795 and AR/AMEEPS/3748. Under the terms of such Participation Agreement, Tethys acquired an undivided 10% interest in said Licenses with an option to acquire an additional 35% participating interest in said Licenses upon the completion of certain work requirements, set forth in said Participation Agreement. SGC shall arrange for the preparation of a Restatement of the Operating Agreement executed by SGC and Tethys which will restate the substantive terms of the initial Operating Agreement expanded to include Avenue as a signatory party, in recognition of Avenue's Participating Interest in the Tethys Licenses and related Operating Agreement. Upon agreement by all parties to the restated Tethys JOA and the payment of One Hundred Thirty Five Thousand Dollars (US $135,000.00) to AME (on behalf of SGC), Assignments of the Tethys Licenses (AR/TMO-EPS-GYP 3794 & 3795 and AR/EPS-GYP 3748) will be delivered to Avenue.

         2.4      MEPS Royalty Interest

                  (a) Contemporaneously with and subject to closing of the acquisition by Avenue or its Nominated Affiliate of a Participating Interest the Tethys Licenses pursuant to clause 2.3, the Participants holding Participating Interests in such Tethys License, Tosun License, Karakilise License and Clause 6.1 Option Licenses hereby grant to MEPS an overriding royalty interest equivalent to 5% of the interest so held by Avenue and SGC in the Tethys Licenses, which interest MEPS is receiving as full consideration for its transfer and assignment back to Avenue and the respective member of SGC all of MEPS Carried Interest in each such License reflected in Schedule A.

                  (b) For the avoidance of doubt, the MEPS Royalty Interest in Tethys Licenses shall represent an interest of not less than a 2.75% overriding royalty interest and in the event that Tethys does not earn its full 45% Participating Interest, then such MEPS Royalty Interest shall be adjusted to reflect an overriding royalty interest equivalent to 5% of the combined Participating Interests held by Avenue and SGC from time to time.

                  (c) If, at the time when paragraph (a) or (b) above would require the grant of an overriding royalty interest to MEPS, MEPS is not a Petroleum Right Holder, ERSAN shall be granted the overriding royalty interest to hold in trust for MEPS until such time as MEPS becomes a Petroleum Right Holder and the relevant overriding royalty interest is transferred to it.

         2.5      Trust

                  Pending registration of the transfer to Avenue of a Participating Interest pursuant to paragraph (b), (c) or (d) of clause 2.2, AME shall hold that Participating Interest in trust and for the benefit of Avenue, on the terms, mutatis mutandis, of clause 6.3.

         2.6      Termination of FPA

                  Immediately following the closing under clause 2.2, the FPA shall terminate and cease to be of any force or effect. Such termination shall be without prejudice to any antecedent rights and remedies of the Parties accrued under or arising out of the FPA and where Definitions in this Agreement refer to Definitions in the FPA, such Definitions shall be adopted for the purpose of this Agreement.

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3.       Kahta farmin

         3.1      Grant of Participating Interest

                  (a) AME owns and controls a 100% interest in the Production Lease IR/EPS/658 in Petroleum District XII
                           - Gaziantep (the 'Kahta Lease'), covering an area of 7,060 hectares (hereinafter referred to as the 'Kahta Field').

                  (b) Upon the giving of notice by Avenue under clause 3.2(a) in respect of any Avenue Kahta Well, AME shall, as soon as possible thereafter:

                           (i) grant to Avenue, free from Encumbrances, a 50% Participating Interest in that Avenue Kahta Well;

                           (ii) in relation to the first such notice only, transfer to Avenue, free from Encumbrances, a 50% Participating Interest in the Kahta Lease; and

                           (iii) procure that Avenue's interest in the relevant Avenue Kahta Well as so granted, and (if applicable) Avenue's interest in the Kahta Lease, is registered with the GDPA in accordance with the Petroleum Law.

                  (c) Notwithstanding clause 3.1(b) or any other provision of this Agreement, except as expressly provided in this clause 3 or clause 5, Avenue shall not, by virtue of this Agreement or its holding of a 50% Participating Interest in the Kahta Lease or the Avenue Kahta Wells:

                           (i) have any rights in respect of the production from any wells on the Kahta Lease other than the Avenue Kahta Wells, or to any plant or equipment situated on the Kahta Lease (except for plant and equipment used exclusively in relation to the Avenue Kahta Wells); or

                           (i) grant to Avenue, free from Encumbrances, a 50% Participating Interest in that Avenue Kahta Well;

                           (ii) be required to contribute to the costs of or arising from any activities on the Kahta Lease, or to the rentals and other lease payments due under the Petroleum Law or the Kahta Lease, and AME shall indemnify and hold harmless Avenue from and against any and all such costs, and all other liabilities arising as holder of an interest in the Kahta Lease or the Avenue Kahta Wells.

         3.2      Workover and drilling of Avenue Kahta Wells

                  (a) At any time and from time up to and including 14 November 2004, Avenue shall have the right, by notice to AME, to require AME to workover up to 5 (in the aggregate) existing wells on the Kahta Field and drill up to 3 (in the aggregate) new wells on the Kahta Field or other prospects of its choice in the Kahta Lease (hereinafter referred to as the 'Avenue Kahta Wells').

                  (b) AME shall conduct the workover operations on the Avenue Kahta Wells at a fixed turnkey price payable by Avenue in the amount of US$150,000 per well (exclusive of any applicable VAT).

                  (c) AME shall conduct drilling operations on the Avenue Kahta Wells at a fixed turnkey cost payable by Avenue in the amount of US$400,000 per well (exclusive of any applicable VAT.

                  (d) Avenue shall pay to AME 100% of the costs of such workover and drilling operations 30 days before commencement of such operations.

         3.3      Production

                  (a)      AME shall, at its own cost, but subject to clause 3.3
                           (b), ensure that upon completion of the workover operations or drilling operations, as the case may be, unless Avenue directs otherwise, it shall immediately put such wells on production and shall arrange for the sale, transportation and delivery of such production at the prevailing price for Kahta crude.

                  (b) AME shall charge a turnkey operating cost of US$2.0 per barrel and a turnkey trucking cost of US$1.0 per barrel for each barrel produced and sold from such Avenue Kahta Wells. No other fees, commissions,

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                           expenses, costs or other charges shall be payable by
                           Avenue, or deducted from revenues, in respect of the matters to be arranged by AME pursuant to clause 3.3(a), all of which charges shall be the responsibility of AME.

                  (c) Except where clause 3.3(d) applies, the Net Pre-tax Revenue derived from production from the Avenue Kahta Wells shall accrue in the following proportions:

                           AME              50%
                           Avenue           50%

                  (d) At any time when the aggregate Net Pre-tax Revenue derived from production from the Avenue Kahta Wells and received by Avenue under clause 3.3(c) or this clause 3.3(d) is less than the sum of:

                           (i) the amount paid by Avenue under clause 3.2(d),
plus

                           (ii) US$$2,750,000 (being Avenue's costs in relation to the drilling of the Tosun-1
                                    Well), Avenue shall, subject to clause
                                    3.3(b), be entitled to receive and retain all Net Pretax Revenue derived from production from the Avenue Kahta Wells, by way of recovery of such payments and costs.

                  (e) Except when clause 3.3(d) applies, each of AME and Avenue shall, in accordance with the Petroleum Law, have the right to take its proportionate share of production in kind at the end of any existing crude oil sale contract by giving notice to the other Participants at least 30 days prior to the expiration of such contract. Such Participant taking its production in kind shall be responsible for the cost of any additional labour or equipment incurred as a result of its exercise of such right.

                  (f) AME and Avenue individually shall be responsible for their own income and corporate tax liabilities and for all withholding tax applicable to payments made to it under this clause 3.

                  (g) All costs related to drilling, testing and production as well as operating revenue from crude oil sales will be handled by AME as Operator and monthly reports will be issued to Avenue or its Nominated Affiliate.

         3.4      Joint Operating Agreement

                  The accounting procedures in the Karakilise JOA and, to the extent not inconsistent with the foregoing provisions of this clause 3, the other provisions of the Karakilise JOA shall apply for the Avenue Kahta Wells.

         3.5      MEPS Royalty Interest

                  (a) Contemporaneously with and subject to the grant to Avenue pursuant to clause 3.1(b)(i) of a Participating Interest in any Avenue Kahta Well, AME and Avenue shall grant to MEPS a 5% overriding royalty interest in that Avenue Kahta Well.

                  (b) If, at the time when paragraph (a) above would require the grant of an overriding royalty interest to MEPS, MEPS is not a Petroleum Right Holder, ERSAN shall be granted the overriding royalty interest to hold in trust for MEPS until such time as MEPS becomes a Petroleum Right Holder and the relevant overriding royalty interest is transferred to it.

4.       Farmin to other SGC Interests

         4.1      New License and lease applications

         Prior to 15 May 2006 (but not after termination of this Agreement):

                  (a) Avenue shall not make any Exploration License or Production Lease Applications in the Republic of Turkey including Territorial Waters, other than through AME; and

                  (b) Avenue shall have the right to request AME to make such Exploration License or Lease Applications as Avenue may require, and AME shall comply with such request, but AME shall be under no obligation to participate with Avenue in such Applications.

         4.2      New applications by SGC or its Affiliates

                  If, at any time prior to 15 May 2006, while Avenue or its Nominated Affiliate is the holder of an interest in an Exploration License or a Production Lease (or has such interest held on its behalf under the terms of clause 6) together with any one or more of the members of SGC or their respective Affiliates, any one or more of the members of SGC, or an Affiliate of a member of SGC, (whether alone or together with any other party or parties) makes or intends to make an Application for the grant of a new Exploration License, other than an Exploration License over the Excluded Areas, that member of SGC shall procure that Avenue (or its Nominated Affiliate) is:

                  (a) notified promptly of the intention to make the Application, and of the information then available which is relevant to the same (including the relevant License area, participants and work program);

                  (b) fully consulted in relation to the relevant Application and all related matters and arrangements (including as between the potential participants in the Application or resulting Exploration License); and

                  (c) granted a full, fair and reasonable opportunity, at all times in the period of 60 days after it receives the notice under paragraph (a) above (or, if later, the date on which the relevant Application is made), and without payment of any consideration to any other participant (other than in accordance with the relevant Joint Operating Agreement), to acquire (either directly when the License is granted, or by way of assignment from the relevant participants, as the circumstances permit and as soon as is practicable) a Participating Interest equal to 50% of the Participating Interest acquired by the SGC in the resulting Exploration License (and any resulting Production Lease) provided that SGC may not bring in a joint venture partner or farminee without Avenue's prior written consent, if Avenue elects to acquire a Participating Interest.

         4.3      Joint Operating Agreements

                  Upon the issue of an Exploration License in respect of which Avenue or its Nominated Affiliate has notified its wish to acquire a Participating Interest pursuant to clause 4.3(c), Avenue or (as the case may be) the Nominated Affiliate and the other Participants shall enter into a Joint Operating Agreement relating to their respective interests therein, such agreement shall be based upon the agreed form Operating Agreement attached hereto as Schedule B, specific to the Exploration Licenses in each prosect.

         4.4      MEPS Royalty Interest

                  (a) Contemporaneously with and subject to closing of each acquisition by Avenue or its Nominated Affiliate of a Participating Interest in an SGC Interest pursuant to clause 4.2, the Participants holding Participating Interests in that SGC Interest hereby grant to MEPS a 5% overriding royalty interest in the SGC Interest, which interest MEPS is receiving as full consideration for its transfer and assignment back to Avenue and the respective member of SGC all of MEPS Carried Interest in each Exploration License included within the SGC Interest, reflected on Schedule A.

                  (b) If, at the time when paragraph (a) above would require the grant of an overriding royalty interest to MEPS, MEPS is not a Petroleum Right Holder, ERSAN shall be granted the overriding royalty interest to hold in trust for MEPS until such time as MEPS becomes a Petroleum Right Holder and the relevant overriding royalty interest is transferred to it.

                  (c) The form of assignment of royalty interest to MEPS shall be in the form of Schedule C hereto.

5.       Administration Fee

         5.1      Monthly fee

                  Following the date of this Agreement, Avenue shall be required to pay to AME a monthly administration fee which shall cover the ongoing Exploration License and Production Lease rentals and the filings required to keep in good standing the Exploration Licenses and Production Leases in which Avenue or its Nominated Affiliate has an interest, as set out on Schedule 'A' hereto.

         5.2      Adjustments to acreage

                  For each acre by which, following the date of this Agreement, the acreage under SGC Interests in which Avenue or its Nominated Affiliate have a Participating Interest increases or decreases, the amount of the monthly administration fee payable under clause 5.1 shall be increased (in the case of an increase in acreage) or decreased (in the case of a decrease in acreage) by an amount equal to the product of (i) US$0.10 and (ii) the Participating Interest of Avenue or its Nominated Affiliate in the relevant SGC Interest divided by twelve (12).

6.       Consents and approvals

         6.1      Governmental approvals

                  (a) The Parties acknowledge that a grant or assignment to Avenue or its Nominated Affiliate of a Participating Interest in an SGC Interest may not be given full effect unless and until:

                           (ii) the GDPA has registered the relevant transfer or grant.

                  (b) AME shall, on behalf of and in consultation with Avenue or its Nominated Affiliate, take all necessary and appropriate measures to obtain the consent and approval of the GDPA to the grants, transfers and assignments to Avenue or its Nominated Affiliate contemplated by this Agreement.

                           (i) the proposed grantee or assignee has been registered with the GDPA as Petroleum Right Holder; and

         6.2      Nominated Affiliates of Avenue

                  (a) If Avenue nominates a Nominated Affiliate to acquire an interest in an SGC Interest pursuant to clause 4.2, Avenue shall use its best endeavours to provide AME with all relevant documentation required to register its Nominated Affiliate as a Petroleum Right Holder and AME will use its best endeavors to register Avenue's Nominated Affiliate as a Petroleum Right Holder as soon as possible.

                  (b) If such a Nominated Affiliate has not been registered as a Petroleum Right Holder by the date upon which, pursuant to clause 4.2, a Participating Interest would otherwise be required to be granted or transferred to the Nominated Affiliate:

                           (i) each SGC Participant who, would otherwise be required to transfer to Avenue's Nominated Affiliate all or part of its Participating Interest in the relevant SGC Interest shall instead transfer that Participating Interest (or part thereof) to AME to be held in trust in accordance with this clause 6.2(b)(i) and clause 6.3.

                           (ii) AME shall deliver to Avenue or its Nominated Affiliate, in such form as Avenue may reasonably require, a declaration or other instrument, duly executed by AME and providing that the Participating Interest which clause 4.2 would otherwise require be granted or (as the case may be) transferred to Avenue's Nominated Affiliate instead be held in trust by AME for Avenue's Nominated Affiliate; and

         6.3      Trust arrangement

                  During the period when a Participating Interest in an SGC Interest is to be held in trust pursuant to clause 6.2(b)(i), until the date upon which Avenue's Nominated Affiliate obtains the formal grant or assignment of that Participating Interest, AME and (in relation to paragraphs (b), (f) and (g) below only) each SCG Participant who holds an interest in the relevant SCG Interest shall:

                  (a) hold that Participating Interest as bare trustee for Avenue's Nominated Affiliate;

                  (b) privately recognise the right, title and interest in and to the Participating Interest held in trust by AME and deal with Avenue's Nominated Affiliate as the owner and holder thereof;

                  (c) not assign, encumber or otherwise adversely affect title to such Participating Interest;

                  (d) receive and hold all proceeds, benefits and advantages accruing to or in respect of such interest for the benefit of Avenue's Nominated Affiliate, without entitlement at any time to commingle any of the same with its own or any other assets;

                  (e) in accordance with the relevant Joint Operating Agreement, deliver to Avenue's Nominated Affiliate in a timely manner all revenues, production allocations, and proceeds received by it pertaining to such interest;

                  (f) allow Avenue's Nominated Affiliate to participate as a member of the Operating Committee in accordance with they relevant Joint Operating Agreement as if it were the holder of the Participating Interest and a party to that Joint Operating Agreement in respect thereof;

                  (g) not, without the prior written consent of Avenue's Nominate Affiliate, agree to any amendment or alteration of such Joint Operating Agreement;

                  (h) not enter into or agree to any amendment or alteration of any other agreement relating to the relevant SGC Interest or otherwise commit or agree to make or incur any undertaking, expenditures or arrangement affecting the Participating Interest of Avenue's Nominated Affiliate in that SGC Interest, in any way except as expressly provided for in this Agreement; and

                  (i) procure that, as soon as reasonably practicable after Avenue's Nominated Affiliate is registered as a Petroleum Right Holder, there is delivered to Avenue's Nominated Affiliate a duly executed assignment or other instrument of grant or transfer sufficient to transfer to Avenue's Nominated Affiliate full legal and beneficial title in the Participating Interest which has been held in trust as aforesaid, free and clear from Encumbrances.

                  The perpetuity period in relation to the trusts referred to in clauses 6.2(b)(i) and 6.3(a) shall be 50 years or, if less, the maximum period of time permitted under the law of the State of California, USA, but the termination or failure of such trusts shall not affect the rights of Avenue or its Nominated Affiliate", under the other provisions of this Agreement, including clauses 6.3(b) to (i).

         6.4      Refusal of GDPA to register Nominated Affiliate

                  If so requested by Avenue at any time after! GDPA has declined to register Avenue's Nominated Affiliate as a Petroleum Right Holder, the relevant interest shall be transferred to Avenue.

         6.5      Costs and expenses

                  If AME is required to hold a Participating terest in trust for Avenue's Nominated Affiliate under clause 6.2(b)(i), Avenue or is Nominated Affiliate shall:

                  (a) bear its share of all costs, expenses', and liabilities attributable to the Participating Interest held in trust for Avenue's, Nominated Affiliate in accordance with this Agreement and the terms of the applicable Joint Operating Agreement as if it were the legal and beneficial owner' thereof during such period; and

                  (b) within 14 days of having been invoiced for the same by AME, reimburse the reasonable and documented out-of-pocket costs and expenses incurred by AME in meeting its obligation under clauses 6.2(b)(i) and 6.4.

         6.6      Approval and waivers of rights by SGC and MEPS

                  MEPS and each member of SGC hereby irrevocably and unconditionally consents to and approves for all purposes the grant, exercis and closing of the acquisition by Avenue or its Nominated Affiliate of Participating Int rest in the SGC Interests, as contemplated in this Agreement, and waives any and all rights, interests, options or other claims or any kind and howsoever arising that would con ict with or impede or otherwise fetter any such grant, exercise or closing or the consummation of the transactions contemplated in this Agreement.

7.       Undertakings

         7.1      Undertakings by SGC

                  Each member of SGC (including AME, in its respective capacities as a Participant, the Operator and the drilling contractor) undertakes as follows:

                  (a) Access: to make available to Avenue and its advisors and consultants full and unrestricted access to, and if so requested provide to them copies (made at the expense of the recipient) of, all agreements, instruments, documents, bo ks, records, assets, data and other materials in the possession or control of each or any ember of SGC and reasonably required by Avenue in relation to this Agreement and the matters contemplated herein, including in relation to:

                           (i) the actual and planned Joint Operations and the assets and liabilities associated therewith;

                           (ii) the status, financial condition, operations and technical capabilities of each of the other Participants;

                           (iii) the existing commercial ai{Irangements (whether or not legally binding) between all or any of the other Participants relating in any way to, or to matters that may affect, the Joint Operations (including any existing joint venture agreements); and

                           (iv)     the ownership and status of the SGC
                                    Interests and other interests which are, or may be, the subject of this Agreement.

                  (b) No inconsistent acts or omissions: not to do, or permit or suffer to be done, any act or thing which is inconsistent with this Agreement or the treansaction contemplated herein, or would give rise to a breach of the representations and warranties given by SGC to Avenue in this Agreement.

                  (c) Dealings with third parties:

                           (i) neither it nor any of their officers, directors, employees, agents, shareholders or representatives (including a consultant) shall make, or casue to be made, in connection with the SGC Interests, the Joint Operations, this Agreement or the transactions contemplated bythis Agreement, payments, loans or gifts or promises or offer of payments, loans or gifts of any money or anything of value, directly or indirectly:

                                    (A)     to or for the use or benefit of any
                                            official or employee of any
                                            government or agency or
                                            instrumentality thereof (including
                                            without limitation any enterprise
                                            wned or controlled by such
                                            government), or any Person acting in
                                            an official capacity for or on
                                            behalf of any government,
                                            department, a ency or
                                            instrumentality;

                                    (B)     to or for the use or bene it of any
                                            political party or official or
                                            candidate thereof, or any official
                                            or employee of a public
                                            international organization, or any
                                            person acting in an official
                                            capacity for or on behalf of any
                                            political party or pu Dlic
                                            international organization;

                                    (C)     in violation of any applicable law;
                                            or

                                    (D)     to any other Person eit er as an
                                            advance or as a reimbursement if it
                                            knows that any part of s ch payment,
                                            loan or gift will be directly or
                                            indirectly given or paid b such
                                            other Person to an official, party,
                                            party official or candidate refe ed
                                            to in sub-paragraph (A) or (B)
                                            above, or will reimburse such other
                                            erson for payments, gifts, or loans
                                            previously made, to any such
                                            official, party, party official or
                                            candidate;

                           (ii) the receipt by it of the consideration which may be obtained hereunder or of any funds or interests nder the SGC Interests does not violate the laws, decrees and regulatio s of the Republic of Turkey;

                           (iii) it shall answer and shall c use each of its officers, directors, employees and attorneys-in-fact, and its Affiliates and their respective officers, directors, employees and . ttomeys-in-fact, to answer, and shall exert reasonable commercial effo s to cause its and their consultants to answer, in reasonable detail, an questionnaire or other written or oral communications, or any request for information from Avenue or its outside auditors, relating to the representations, warranties, covenants and undertakings set forth in p.ragraphs (i) and (ii) above; and

                           (iv) to provide, on or before the 30th day after notice from Avenue so requesting, Avenue with c-rtification to the effect that it has not, and its Affiliates and their perso el have not, made or sought any payments, directly or indirectly, in via lation of paragraph (i) or (ii) above.

         7.2      Insurance

                  (a) AME, in its capacity as Operator, hall obtain and maintain, with respect to each of the Avenue Kahta Wells and t e operations and property relating thereto, all insurance required under the Pet oleum Law, the Kahta Lease or any other applicable law. Without limitation to the foregoing, AME shall obtain and maintain:

                           (i) Workers' Compensation an. Employer's Liability Insurance;

                           (ii)     Employer's Third Party Liability Insurance;
                                    and,

                           (iii)    Comprehensive General Li bility Insurance,

                           in each case with a reputable and cr-ditworthy insurer and on terms that are commercially reasonable and custo ary for such risks in the same or similar circumstances.

                  (b) AME shall, with respect to all insurance obtained by it pursuant to paragraph (a) above:

                           (i) informa Avenue at least ten (10 days before the inception or renewal dates of the applicable insurance contract or contracts of the salient terms and conditions (including premia) quoted by the insurers to AME;

                           (ii) promptly inform Avenue when such insurance is taken out and supply Avenue with copies of the relevant policies when the same are issued;

                           (iii) arrange Avenue and the other relevant Participants, according to their respective Participating Interests, to be named as co-insureds on the relevant policies;

                           (iv)     duly file and notify the relevant
                                    Participants of all claims and take all
                                    necessary and proper steps to collect any proceeds and credit them to the joint account of such Participants.

                           Subject to the foregoing, any of the Parties may obtain such insurance as it deems advisable for its own account and a its own expense, provided that each such policy contains a waiver of subrogation in favor of the other Parties.

                  (c)      AME, as Operator, shall:

                           (i) take all reasonable steps o ensure that all contractors (including subcontractors) performing work in respect to the Joint Operations obtain and maintain all insurance required under the Kahta Lease, the Petroleum Law and any other applicable law, and such other insurance as AME or (where the relevant contractor is AME or an Affiliate of AME) Avenue deems reasonable and appr priate; and

                           (ii) with respect to all insurance obtained by such contractors (subcontractors), take all reasonable steps to arrange for such contractors (including sub-contractors; to obtain from their insurers a waiver of subrogation in favour of the Participants in the relevant Avenue Kahta Wells in respect of their Participating Interests therein.

                  (d) Nothing in this clause 7.2 shall limit or otherwise affect the obligations of AME as contractor (including sub-contractor) in respect of any of the Joint Operations, including obligations under any applicable drilling contract at its cost to obtain and maintain insurance cover.

8.       Representations and warranties

         8.1      SGC's representations and warranties

                  Each member of SGC severally represents and warrants to Avenue that, on the date of this Agreement and at and immediately prior to closing of each acquisition by Avenue or its Nominated Affiliate of a Participating Interest in an SGC Interest pursuant to clause 2.2, 3.1(b) or 4.2:

                  (a) Each of the SGC Interests is in good standing and in full force and effect and was entered into and granted in full compliance with all applicable laws and regulations of the Republic of Turkey.

                  (b) It has the right, power and authority to grant or (as applicable) transfer and assign the legal and beneficial ownershi, of the Participating Interest in the relevant SGC Interests to Avenue or its Nominated Affiliate under the terms and conditions herein contained.

                  (c) No event has occurred or circumstances exist which would or could give rise to, cause or be the basis or revocation, invalidation or termination of the relevant SGC Interests.

                  (d) Save as disclosed herein in relation to the ERSAN Royalty Interest, MEPS Royalty Interest, Gercus Royalty Interest and the royalty interest of the Government of Turkey arising and r the Petroleum Law, it has not transferred or assigned to any Person, or gran ed or permitted or suffered to subsist any Encumbrance of any kind and in a :y manner any of the rights held by it under the relevant SGC Interests, or agreed t do so, and the relevant SGC Interests are free and clear of all Encumbrances.

                  (e) To the best of its knowledge, the e are no pending, threatened or outstanding claims, lawsuits, judgments of a court of law, arbitration or administrative proceeding or any other circumstances likely to give rise to same, affecting the relevant SGC Interests, this Agreement or the transactions to be effected hereunder or pursuant hereto, and all obligations under or arising out of the relevant SGC Interests requiring performance on or before the date of giving or repetition of this representation and warranty have been fully performed.

                  (f) Its execution, delivery and performance of this Agreement do not and will not:

                           (i)      conflict with;

                           (ii)     result in a breach of;

                           (iii)    constitute a default under;

                           (iv) accelerate or permit the acceleration of the performance required by;

                           (v) permit the exercise of or give rise to the giving of any required notice with respect to any right of consent or any preferential purchase right, option or right of first refusal with respect to;

                           (vi) require any consent, authorization or approval under;

                           (vii) give rise to a right of termination under or materially modify; or (viii) result in the creation or impasition of any Encumbrance upon,

                           the relevant SGC Interests or any of er material agreement, license, permit, consent or instrument to which it is , party or is subject, or under the Petroleum Law.

                  (g) It has delivered to Avenue a true, correct and complete copy of

                           (i) the relevant SGC Interests (including all attachments thereto);

                           (ii) all material correspondence between it, on the one hand, and the Government of the Republic of Turkey or any department, agency or authority thereof (including any local or regional government or governmental agency or authority), on the other hand, relating to the SGC Interests;

                           (iii) all agreements between it and all or any of the other Parties relating in any way to or that may in any way affect the relevant SGC Interests or the arrangements contemplated, in the Agreement; and

                           (iv)     all material technical, accounting,
                                    geological, geophysical and geotechnical data in its possession or control regarding the relevant SGC Interests and the areas covered thereby.

                  (h) In conducting operations with respect to the areas the subject of the SGC Interests, it has:

                           (i) complied in all respects with the terms and conditions of the SGC Interests and all applicable laws and regulations of the Republic of Turkey;

                           (ii) obtained and (to the extent such operations have been undertaken) complied with all requisite permits, licenses and authorizations (including as extended, if applicable) required under such laws and regulations; and

                           (iii) incurred no obligations or liabilities (whether liquidated or unliquidated, fixed or contingent, known', or unknown) related to the area the subject of the SGC Interests except 'as expressly set forth in the terms of SGC Interests.

         8.2      Mutual representations and warranties

                  Each Party represent and warrants severally to each other Party that:

                  (a) It is a duly organised, validly existing entity of the type described in the introduction to this Agreement and is in good standing under the laws of the jurisdiction of its formation. It has all requisite power and authority to enter into and to perform its obligations under this Agreement.

                  (b) Its execution, delivery and performance of this Agreement have been authorised by all necessary corporate action, on its part and that of its equity owners (if required) and do not and will not (i) violate any law, rule, regulation, order or decree applicable to it or (ii) violate its organisational documents.


                  (c) This Agreement is a legal and binding obligation of that Party, enforceable against that Party in accordance with its terms, except to the extent enforceability is modified by bankruptcy, reorganisation and other similar laws affecting the rights of creditors generally and by general principles of equity.


                  (d) There is no litigation pending or, to the best of its knowledge, threatened to which that Party or any of its Affiliates is a party that could reasonably be expected to have a material adverse effect on the financial condition, prospects, or business of that Party or Affiliate its ability to perform its obligations under this Agreement.

                  (e) The recitals to this Agreement, insofar as they relate to that Party, are true and accurate.

                  (f) Neither it nor any of its Affiliates nor any of their officers, directors, employees, agents, shareholders or representatives (including a consultant) has made, or caused to be made, in connection 'iwith the SGC Interests, the Joint Operations, this Agreement or the transactions contemplated by this Agreement, payments, loans or gifts or promises or offer, of payments, loans or gifts of any money or anything of value, directly or indirectly:

                           (i) to or for the use or benefit of any official or employee of any government or agency or instrumentality thereof (including without limitation any enterprise owned or controlled by such government), or any Person acting in an official capacity for Ior on behalf of any government, department, agency or instrumentality;

                           (ii)     to or for the use or benefit of any
                                    political party or official or candidate thereof, or any official or employee of a public international organization, or any person acting in an official capacity for or on behalf of any political party or public international organization;

                           (iii)    in violation of any applicable law; or

                           (iv) to any other Person either as an advance or as a reimbursement if it knows that any part of such payment, loan or gift will be directly or indirectly given or paid by such other Person to an official, party, party official or candidate referred to in sub-paragraph (i) or (ii) above, or will reimburse such other Person for payments, gifts, or loans previously ade, to any such official, party, party official or candidate.

                  (g) It and, by way of dividends or return of capital, its shareholders and ultimate beneficial owners constitute all of the Persons or entities who are to receive, directly or indirectly, any part of the benefits which may be received by it hereunder or under the SGC Interest or the Joint Operations, and neither it nor any of its Affiliates nor any director, o ficer, employee or attorney-in-fact of it or any of its Affiliates, nor any shareholder or ultimate beneficial owner of more than 5% of the issued and outstanding shares of any class of it or any of its Affiliates, is:

                           (i) an official or employee of any government, or any department, agency or instrumentality of any government;

                           (ii)     a political party or official thereof;

                           (iii)    a candidate for political office therein;

                           (iv) an official or employee of air public international organization; or

                           (v) a Person acting in an official capacity for or on behalf of any government, or any department, agency or instrumentality thereof, any political party, or any public international organization.

                  (h) The receipt by it of the considerati n which may be obtained hereunder or of any funds or interests under the SGC Interests does not violate the laws, decrees and regulations of the republic of Turkey.

                  (i) No other Person or entity claiming by, through or under it or any of its Affiliates, and no director, officer, employee o,-attorney-in-fact of or consultant to any of the preceding is or shall be entitled to any fee or compensation by reason of the execution or implementation of this Agreement.

9.       Indemnities and liabilities

         9.1      Reciprocal indemnities for breach

                  Each Party agrees that it shall indemnify and hold harmless the other Parties from and against any and all losses, costs, demands and damages sustained by a Party as a result of any breach by the former of any of its representations or warranties in this Agreement or the undertakings in clause 7.

         9.2      Indemnity against pre-existing liabilities

                  AME shall indemnify and hold harmless Avenue and any Nominated Affiliate from and against any and all claims, demands, losse ', damages, expenses, costs, obligations, duties, commitments, liabilities, judgments, order, decrees, actions and proceedings (including the payment of reasonable attorneys' fees) arising out of or connected with the SGC Interests or activities relating thereto which arose or occurred prior to November 14, 2002. The Parties recognize that there exist disagreements regarding the costs incurred for the rental of tanks at the Batman Tupra Refinery and the tanks constructed on the Karakilise License, which are unresolved aid unaffected by the indemnification set forth above.

         9.3      Limitation of liability

                  No Party shall be liable for any consequent#al, incidental, indirect, special, exemplary or punitive damages in any action arising out Of this Agreement.

10.      Term and termination

         10.1     Term

                  This Agreement takes effect from the date of execution hereof by all of the Parties and shall remain in effect until terminated pursuant to or as referred to in clause 10.2.

         10.2     Termination

                  This Agreement may be terminated by any warty upon the giving of a Communication to any other Party which has failed to cure any material breach of this Agreement, following a 30 day prior Communication to such breathing Party, which Communication shall state the nature of such alleged breach. Any termination of this Agreement shall not release the breaching party from liability for damages to any other Parties hereunder. Notwithstanding the foregoing, the Parties acknowledge that they are fiduciaries to each other within the scope of the terms of this P' greement, and fiduciary duties under California law of loyalty, disclosure and fai dealing between the Parties shall be applicable.

         10.3     Survival of rights and remedies

                  The termination of this Agreement shall not prejudice or limit the rights and remedies of a Party arising out of or in connection with any antecedent breach of this Agreement (including a breach of representation and warranty).

         10.4     Provisions surviving termination

                  The following provision of this Agreement hall continue to apply notwithstanding the termination of this Agreement:

                  (a)      clauses 9 (Indemnities) and 12 (Confidentiality); and
                           26

                  (b) any other provision that expr ssly or by necessary implication survives termination of this Agreement.

11.      Assignment and encumbrances

         11.1     No assignment without consent

                  Except as provided in this clause 11, none of the Parties may transfer or assign its rights or obligations under this Agreement in whole or in part without the prior approval of each of the other Parties, provided that if any s ch other Party in its absolute discretion is satisfied with the financial capability of th proposed assignee or transferee, such consent shall not to be unreasonably withheld by that Party.

         11.2     Assignment to Affiliates

                  Each of Avenue and MEPS shall have the ight to assign and transfer all or part of its rights and obligations under this Agreeme t to an Affiliate registered or with a branch in Turkey. Avenue or, as the case may be, M PS, shall guarantee and hereby guarantees the performance of any such Affiliate to who it assigns rights and obligations under this Agreement.

         11.3     Deed of adherence

                  As a condition to any transfer of rights and obligations of a Party under this Agreement, the transferee must execute a deed by which it agrees to be bound by this Agreement.

         11.4     Dealings with SGC Interests

                  Until such time as Avenue or its Nominated Affiliate receives an Assignment of its Participating Interest in any Licenses comprising the SGC Interests, AME undertakes and shall ensure that its interest in the SGC hit rests shall not be assigned, transferred or otherwise disposed or burdened by any Encumbrance, royalty, production payment or overriding royalty of any type whatsoever, ubject only to the Ersan Royalty Interest, the MEPS Royalty Interest, Gercus Royalty In erest, Tethys Option and royalties payable to the Government of Turkey in accordance with the laws of the Republic of Turkey.

12.      Confidentiality

         12.1     Duty of confidence

                  Each Party shall, and shall cause its Affilia es to, keep confidential all of the terms of this Agreement and all written and/or electroni ally stored financial data and other proprietary and commercially sensitive inf rmation regarding the SGC Interests and the Joint Operations; provided, however, that t is obligation of confidentiality shall not apply to any disclosure of information:

                  (a) that is in or enters the public domain without a breach of a duty of confidentiality by the disclosing Person or was obtained from a third party having no confidentiality restriction to the Parties;

                  (b) the disclosure of which is required of the disclosing Party or its Affiliate by law, regulation, legal process, or order of any court or governmental body having jurisdiction (including applicable State and Federal securities laws, rules and regulations in the
                           USA) or pursua t to the regulations of any securities exchange upon which any, of the Parties or it Affiliate is (or is to be) listed or its securities are (or are to be) traded;

                  (c) to its Affiliates or a bona fide potential assignee of the disclosing Party, and to the employees, agents, consultants, bankers, financial and professional advisers of that Party, its Affiliate or any such bona fide potential assignee, provided that
                           (i) they have a reasonable need to know the information and (ii) they are instructed and agree in writing to maintain this information confidential; or

                  (d) by any Party or its Affiliates or am Person referred to in paragraph (c) above to whom Avenue has disclosed the same, to investors or targeted potential investors in any Party or its Affiliates o financial institutions or their advisors, in connection with a capital raising of fthe listing of equities or project financing or the like.

         12.2     Announcements

                  Any announcement or circular or other publicity relating to this Agreement or any termination hereof shall prior to its publication be approved in writing by each of the Parties as to its content, form and manner of publication (such approval not to be unreasonably withheld or delayed) save for any announcement, circular or other publicity required to be made or issued by any Party or its Affiliate pursuant to applicable State and Federal securities laws, rules and regulations in the USA or the regulations of any securities exchange upon which it is (or is to be) listed or its securities are (or are to be) traded. Save as permitted by the preceding sentence, no Party shall make any announcement or issue any circular or othe publicity relating to this Agreement or any termination hereof, provided that such Party shall use its reasonable endeavours to provide a copy of such publicity five days nor to the making or issue thereof.

         12.3     Survival

                  The provisions of clauses 12.1 and 12.2 shall survive for a period of 2 years following termination of this Agreement.

13.      Taxes

         13.1     General

                  Expect as otherwise stated herein, any tars and duties (other than VAT and stamp taxes applicable in the Republic of Turkey) or o her levies payable in the Republic of Turkey as a direct result of the transfer and assign ent of the interests in the SGC Interests to Avenue or its Nominated Affiliate pursu t to this Agreement (but excluding income, corporate or similar taxes assessed separat ly by reference to individual Parties) shall be paid by the Parties in proportion to their respective Participating Interests in the relevant SGC Interest (including any such Participating Interest held on its behalf by AME under the terms of this Agreement).

         13.2     VAT

                  Unless otherwise expressly stated in this Agreement, all amount expressed to be payable under this Agreement shall be inclusive of any applicable VAT.

         13.3     Stamp tax

                  Avenue shall be liable for all stamp tax arising in the Republic of Turkey in connection with the execution of this Agreement (if any). SGC agree to cooperate, as reasonably required by Avenue, in relation to the determination of whether, and if so how much, such stamp tax is payable, and in relation to having stamp tax assessed in the Republic of Turkey.

14.      Default

         In the event that a Party defaults in the performance of any of its obligations under this Agreement, then the other Parties (or any of them) shall be entitled to rights and remedies available at law or equity (including damages and/or specific performance, as permitted by applicable law).

15.      Notices

         15.1     Manner of service

                  Any written communication or document, ncluding process in any legal action or proceedings (a 'Communication') which an Party may desire to give or deliver in connection with this Agreement shall be d livered by hand or sent by fax or email to the addressee at its address or fax number ore ail address set out in clause 15.3. Any such notice sent by fax or email shall be confi ed in hard copy form by post or by hand, provided that a failure or delay in this rega d shall not prevent the notice from having been effectively delivered upon receipt by he addressee of the relevant fax or email as stated below.

         15.2     Time of notice

                  A Communication shall be deemed to have been given and received: (a) if delivered by hand, at the time of delivery; or

                  (a)      if delivered by hand, at the time of delivery; or

                  (b) if sent by fax, on the day foil wing the day of acknowledgement by the addressee's facsimile receiving equipment of receipt of the entire Communication; or

                  (c) if sent by email, on the day following the day of acknowledgement of the addressee's receipt of the email by confirmation back to the sender from the recipient, but not addressee's receipt of the email recipient in an electronic comm otherwise.


         15.3 Addresses

         The current addresses, fax numbers and, were applicable, contact names of the Parties for the purposes of Communications are as follows:

         AME - on Behalf of SGC:
         ALADDIN MIDDLE EAST LTD.
         Attn: Mr Oyman Sayer and Cem Sayer
         Sogutozu Caddesi No: 23
         Balgat-Ankara*
         06520 Turkey
         Tel: +90.312.2871915 or 287 1988
         Fax:+90.312.2873357 or 287 5768
         Email: csayer@tr.net

         Avenue:
         Attn: Mr Jonathan Herzog
         15303 Ventura Blvd., 9th Fl.
         Sherman Oaks, CA, USA
         Tel: +818 380 3020
         Fax:+818 380 3021
         Email: jonathan.herzog@avenuegroupinc.com

         Copied to:
         Attn: Mr Levi Mochkin
         34-36 Punt Road
         Windsor, Melbourne, Australia
         Tel: +(613) 9533 7800
         Fax:+(613) 9533 7900
         Email: Lm10itt@aol.com

         Copied to:
         Jeffrey E. Sultan, Esq.
         Jeffer, Mangels, Butler & Marmaro LLP
         Seventh Floor
         1900 Avenue of the Stars
         Los Angeles, California 90067-4308
         Tel: (310) 201-3515
         Fax: (310) 712-8515
         E-mail: jes@jmbm.com

         And to:
         Dr Jaap Poll
         45 Philip Road
         Dalkeith, WA 6009
         Australia
         Tel: +61 8 9386 2045
         Fax: + 61 8 9386 2053
         Email: jaappoll@ozemail.com.au

         MEPS:
         Ken Fellowes or Rae Webster
         Level 1, 30 Patrick Street, Hobart
         Tasmania 7000, Australia
         Tel: +613 6231 1118
         Fax: +613 6231 5020
         Email: kjf@mepsltd.com

         And to:
         Ken Fellowes and Cem Sayer
         Sogiitozii Caddesi No:23
         Balgat-Ankara*
         06520 Turkey
         Tel: +90.312.2871915 or 287 1988
         Fax:+90.312.2873357 or 287 5768
         Email: csayer@tr.net

         A Party may change its address, fax numbe', email address or contact name for the purpose of Communications by serving notice on t e other Parties in accordance with this clause.

         15.4     Proof of service

                  In proving service of a Communication, it shall be sufficient to prove that the envelope containing the Communication was properly addressed and delivered to the address shown thereon, or that fax transmission of the Communication was made after obtaining in person or by telephone appropriate evid nee of the capacity of the addressee to receive the same, as the case may be.

16.      General

         16.1     Entire agreement

                  This Agreement shall set forth the entire a eement and understanding between the Parties as to the subject matter thereof, and supersedes and cancels all prior negotiations, discussions, representations, agreements and understandings whether written or oral pertaining to such subject matter.

         16.2     Further assurances

                  Each of the Parties shall do all such acts and execute and deliver all such documents as may be reasonable required in order to fully perform and carry out the terms of this Agreement.

         16.3     Successors and assigns

                  This Agreement shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and permitt~d assignees.

         16.4     No waiver

                  No waiver by a Party of a failure or failure by any of the other Parties to perform any provision of this Agreement shall operate or be construed as a waiver in respect of any other or further failure whether of a like or different character or a waiver by any other Party. No failure or delay on the part of a Party in exercising any right, power or privilege hereunder and no course of dealir'g between that Party and any other Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or rther exercise thereof or the exercise of any other right, power or privilege. The rights nd remedies herein expressly provided are cumulative and not exclusive of any other 'ghts or remedies which a Party would otherwise have at law or in equity or othe ise.

         16.5     Amendment

                  Except where specifically provided, this Agreement may be amended only by an instrument in writing signed by duly authorised representatives of each of the Parties.

         16.6     No partnership or agency;

                  (a) Nothing in this Agreement (or in ny of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the Parties or any of them, nor constitute any Party the a ent of any other Party for any purpose. Notwithstanding the foregoing the parties acknowledge they are fiduciaries to each other and fiduciary duties under California law of loyalty, disclosure and fair dealing shall be applicable.

                  (b) In addition, no Party shall without the written consent of each of the other Parties enter into contracts with third parties as agent for the Parties nor shall any Party describe itself as agent as aforesaid or in any way hold itself as being agents as aforesaid or as representing the Parties.

         16.7     Severance

                  If any of the provisions of this Agreement is finally determined to be, or becomes, invalid, illegal or unenforceable, or if the actions or matters contemplated by any of the provisions of this Agreement are finally determined to be, or become, illegal, then such provisions shall, so far as invalid or unenforceable, be given no effect and shall be deemed not to be included in this Agreement, but without affecting or invalidating the emaining provisions of this Agreement. Notwithstanding the foregoing, the Parties shall thereupon negotiate in good faith in order tlp agree the terms of a mutually satisfactory provision achieving as nearly as possible tl#e same commercial effect, to be substituted for the provision found to be invalid, illegal or unenforceable.

         16.8     Costs and expenses

                  Each Party shall be responsible for all of the costs and expenses (including, without limitation, legal costs and expenses) incurred by that Party in connection with the preparation, negotiation and conclusion of this Agreement.

         16.9     Counterparts

                  This Agreement may be entered into in any number of counterparts, each of which when executed by one or more Parties shall be an original, but all the counterparts shall together constitute one and the same instrument.

         16.10    Governing law

                  This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, excluding any provisions thereof, which would require the application of the laws of any other jurisdiction.

         16.11    Arbitration

                  (a) Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved under the rules of the London Court of International Arbitration, which rules are deemed to be incorporated by reference into this clause.

                  (b) The number of arbitrators shall be one (or three if the Parties mutually so agree).

                  (c) The seat or legal place of arbitration shall be San Francisco, California, USA.

                  (d) The language to be used in the arbitral proceedings shall be English.

                  (e) The arbitrators' award may include compensatory damages against either Party, but under no circumstances shall the arbitrators be authorized to nor shall they award punitive damages or multiple damages against any Party.

                  (f) The Parties hereby exclude any right of application or appeal to any court, to the extent that they may validly so a fee, and in particular in connection with any question of law arising during the ourse of the arbitration or out of the arbitration panel.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date above written.

ALADDIN MIDDLE EAST LTD.


By:  /s/ George C. Bruce
George C. Bruce


ERSAN PETROL SANAYII A.S.


By:  /s/ George C. Bruce
George C. Bruce, Attorney-in-fact

TRANSMEDITERRANEAN OIL COMPANY LTD


By:  /s/ George C. Bruce
George C. Bruce, Attorney-in-fact


GUNEY YILDIZI PETROL URETIM SONDAJ MUTEAHHITLIK ve TICARET A.S.


By:  /s/ George C. Bruce
George C. Bruce, Attorney-in-fact

                                  SCHEDULE 'A'

                  AVENUE EXPLORATION LICENSE & PRODUCTION LEASE
                      ACQUISITION AND ADMINISTRATION COSTS

-----------------------------------------------------------------------------------------------------------------------
SCHEDULE 'A' - AVENUE ENERGY INC EXPLORATION LICENSE & PRODUCTION LEASE ACQUISITION AND ADMINISTRATION COST
U.S.$0.10/NET ACRE/YEAR
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 NO. OF       NAME OF     LICENSE    LICENSE          POST FARMIN        TOTAL      TOTAL     AVENUE      LIC.
PETROLEUM    PETROLEUM    PREFIX     NUMBER       COMPANY                 AREA       AREA       NET      ADMIN
DISTRICT      DISTRICT                           REGISTERED  % HELD      (HEC.)    (ACRES)     ACRES      FEE
-----------------------------------------------------------------------------------------------------------------------

   X           SIIRT       AR/AME       2759      AVENUE      50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                         11,086     27,394     13,967     $1,370
-----------------------------------------------------------------------------------------------------------------------
   X           SIIRT    AR/AME-TMO  2598,2599,    AVENUE      50.00%
                                    2600, 2601
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                        118,272    292,250    146,125    $14,613
-----------------------------------------------------------------------------------------------------------------------
   X           SIIRT       AR/TMO       3118      AVENUE      50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        30.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   TMO        20.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                         38,846     95,988     47,994     $4,799
-----------------------------------------------------------------------------------------------------------------------
   X           SIIRT     AR/TMO-    3794, 3795    AVENUE      50.00%
                         EPS-GYP
-----------------------------------------------------------------------------------------------------------------------
                                                   EPS        10.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   GYP        25.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        27.50%
-----------------------------------------------------------------------------------------------------------------------
                                                  TETHYS      10.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                         96,492    238,432     65,569     $6,557
-----------------------------------------------------------------------------------------------------------------------
   X           SIIRT    AR/EPS-GYP  3749, 3750    AVENUE      50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        40.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   EPS        10.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                         99,328    245,439    122,720    $12,272
-----------------------------------------------------------------------------------------------------------------------
   X           SIIRT    ARI/AME-TMO   2260        AVENUE      50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        20.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   TMO        30.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                          1,937      4,786      2,393       $239
-----------------------------------------------------------------------------------------------------------------------
   X           SIIRT     R/AME-EPS    3254        AVENUE      50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                          2,145      5,300      2,650      $265
-----------------------------------------------------------------------------------------------------------------------
   XI       DIYARBAKIR  AR/AME-    2674, 2677,    AVENUE      50.00%
                        EPS-AVE       2678
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        45.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   EPS         5.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                        122,943    303,792    151,896    $15,190
-----------------------------------------------------------------------------------------------------------------------
   XI       DIYARBAKIR  AR/EPS-AME    3748        AVENUE      27.50%
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        27.50%
-----------------------------------------------------------------------------------------------------------------------
                                                   EPS        35.00%
-----------------------------------------------------------------------------------------------------------------------
                                                  TETHYS      10.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                          1,452      3,588        987        $99
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
SCHEDULE 'A' - AVENUE ENERGY INC EXPLORATION LICENSE & PRODUCTION LEASE ACQUISITION AND ADMINISTRATION COST
U.S.$0.10/NET ACRE/YEAR
-----------------------------------------------------------------------------------------------------------------------
  XII        GAZIANTEP   AR/AME-      3462        AVENUE      50.00%
                         EPS-AVE
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        27.50%
-----------------------------------------------------------------------------------------------------------------------
                                                   EPS        22.50%
-----------------------------------------------------------------------------------------------------------------------
                                                                          3,278      8,100      4,050      $405
-----------------------------------------------------------------------------------------------------------------------
  XII        GAZIANTEP   AR/AME- 3612             AVENUE      50.00%
                         EPS-GYP
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                         48,525    119,905     59,953     $5,995
-----------------------------------------------------------------------------------------------------------------------
  XII        GAZIANTEP     IR/EPS      658        AVENUE      50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   EPS        50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                          7,060     17,445      8,723       $872
-----------------------------------------------------------------------------------------------------------------------

  XIII         HATAY      AR/TMO      3786        AVENUE      50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   TMO        25.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        25.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                         49,539    122,411     61,205     $6,121
-----------------------------------------------------------------------------------------------------------------------
   XV          KONYA     AR/EPS    3637, 3638,    AVENUE      50.00%
                                   3639, 3640
-----------------------------------------------------------------------------------------------------------------------
                                                   EPS        10.00%
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        40.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                        199,221    492,275    246,138    $24,614
-----------------------------------------------------------------------------------------------------------------------
  XVI         ANTALYA   AR/AME-    3726, 3727,    AVENUE      50.00%
                        TMO-EPS      3728
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                        149,310    368,945    184,473    $18,447
-----------------------------------------------------------------------------------------------------------------------
  XVII         IZMIR    AR/AME-EPS 3700, 3701,    AVENUE      50.00%
                                   3702, 3703,
                                   3704, 3705
-----------------------------------------------------------------------------------------------------------------------
                                                   AME        50.00%
-----------------------------------------------------------------------------------------------------------------------
                                                                        281,899    696,572    348,286    $34,829
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
        TOTAL CONCESSIONS              30      TOTAL HEC'S & ACRES    1,279,858  3,162,529  1,466,858    $111,857
-----------------------------------------------------------------------------------------------------------------------
               INITIAL ACREAGE ACQUISITION COST $450,000               AVENUE MONTHLY ACREAGE ADM. FEE    $9,321
-----------------------------------------------------------------------------------------------------------------------
